Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Addex Therapeutics Ltd

Geneva, Switzerland

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 2 to Registration Statement (Registration No. 333-271611) of our report dated March 30, 2023, relating to the consolidated financial statements of Addex Therapeutics Ltd appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2022. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO AG

/s/ Christoph Tschumi	/s/ Grégoire Weber

Zurich, June 1, 2023

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.